EX-3.8

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               AT COMM CORPORATION

                                  WITH AND INTO

                                XIOX CORPORATION

      (Pursuant to Section 253 of the General Corporation Law of Delaware)

         XIOX CORPORATTION, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of the capital stock of AT COMM CORPORATION, a Delaware corporation ("Merger Sub").

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 31 day of March, 2000, determined to merge Merger Sub with and into the Corporation on the conditions set forth in such resolutions:

         RESOLVED, that the Corporation merge Merger Sub with and into the Corporation and assume all of said subsidiary's liabilities and obligations, effective as of the close of business on March 31, 2000; and be it further

         RESOLVED, that upon the effective date of the merger, the name of the Corporation shall be changed to "At Comm Corporation"; and be it further

         RESOLVED, that the President or Chief Financial Officer, and the Secretary or any Assistant Secretary, of the Corporation be, and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Merger Sub with and into the Corporation, to change the Corporation's name to At Comm Corporation and to assume Merger Sub's liabilities and obligations and to file the same in the Office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County; and be it further

         RESOLVED, that the officers of the Corporation be, and they hereby are, severally and not jointly, authorized and directed to provide all notices execute all documents, make all filings and take all actions as any of them may deem to be necessary or appropriate in connection with the carrying out of the purposes of the foregoing resolutions.


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



         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its authorized officers this 31 day of March, 2000.



                              XIOX CORPORATION

                              By:  /s/  William H. Welling
                                   -----------------------------------------
                                   William H. Welling
                                   President and Chief Executive Officer



         ATTEST:

         By:  /s/  Melanie D. Johnson
             -------------------------------
              Melanie D. Johnson
              Chief Financial Officer


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